Orion Diversified Technologies, Inc.
53 WestHills Road
Huntington Station, NY 11746

At a meeting of the Board of Orion Diversified Technologies, Inc., held at the Corporate Offices at 53 West Hills Road, Huntington Station, on July 25, 2001 at 2 PM EDT

A quorum being present, the chairman asked that a record be made of the following facts:

1. That David Sackler had caused to be filed with the SEC a Form 15, which would delist Orion Diversified Technologies, Inc., was without authorization and without a Board resolution necessary to authorize the same.

2. That his actions would cause great financial harm to the Corporation and otherwise totally disenfranchise over 300 shareholders.

3. That the actions of David Sackler were ultra vires acts, and necessitated that the Board take corrective steps, as follows:

1. Terminate Mr. Sackler as President Pro temp and reappoint Mr. Petito as president.

2. Notify SEC, David Sackler, Harry Sackler, and Sackler Group II, Inc.

3. Notify Frank Hariton, Esq., Continental Stock Transfer, Roger Bernhammer, and Steven Bloom, CPA.

4. Any other steps and proceedings necessary to minimize any damages to the Corporation.

There being no opposition, the report of the chairman was accepted and otherwise adopted by the Board unanimously.

Therefore, let it be resolved as follows:

1. The chairman should issue a termination notice to David Sackler relieving him of all duties as President Pro temp.

2. Inform by letter, Frank Hariton, Esq., that he has been discharged as attorney on all SEC matters, and should refrain from taking any steps or proceedings in any matters whatsoever, concerning the Corporation.

3. That the chairman is further authorized to file a letter with the SEC withdrawing Form 15.

4. That the chairman is authorized to file Form 8K informing the SEC and NASD, and any brokerage houses of the withdrawal of Form 15.

5. That Joseph Petito, is authorized to reappoint himself as president pending the next meeting of the shareholders.

6. That, Joseph Petito is authorized to send copies of all letters to Continental Stock Transfer, Steven Bloom, CPA, Frank Hariton, Esq., Harry Sackler, David Sackler, and Sackler Group II Inc.

That Joseph Petito take such other steps as necessary to minimize any damage to the Corporation and bring any criminal or civil proceedings necessary to recover any monetary losses to the corporation.

There being no further business, the Board adjourned

Joseph Petito
By:/s/ Irwin Lampbert
Irwin Lampert